ACQUISITION OF Seven South Carolina Branches of Certus

2 Transaction Terms Certus South Carolina Branches Premium to Deposits 2.75% Dollar Premium * $7.8 million Acquired Deposits * $284 million Acquired Loans * $210 million Branch Locations Greenville (3), Easley, Greer, Mauldin, and Spartanburg Required Approvals Customary regulatory approval Expected Closing October 2015 * Subject to adjustment based on actual deposits at closing. Deposit and loan information as of March 31, 2015.

3 Transaction Rationale  Improved market share in fast-growing Greenville-Anderson- Mauldin MSA  Expansion into other attractive Upstate market of Spartanburg  Appealing alternative to de novo expansion Strategic Rationale  2.75% deposit premium  Approximately $0.06 accretive to annual EPS  Expected tangible book value per share earn-back inside 3 years  No additional capital required Financially Attractive  Extensive due diligence completed  BNCN is an experienced acquirer with 12 whole-bank and branch transactions completed since 2006 and one pending Low Risk Integration

4 Market Highlight – Upstate South Carolina  The Upstate region (10 counties) is one of the most attractive markets in South Carolina and the Southeast, with a population of more than 1.3 million  Anchored by the cities of Greenville, Spartanburg, and Anderson, the Upstate region has seen significant growth over the last 5 years; economic outlook remains positive  Home to a diverse group of major employers: 3M, Lockheed, GE, BMW and Michelin. Also home to several nationally-renowned colleges and universities  Greenville was ranked 9th in CNN’s list of fastest growing US cities in a 2012 study 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 2010-2014 Pop. Change 2014-2020 Proj. Pop Change Greenville MSA S.C. National Population (2014) Projected 2020 HH Income Unemployment (Mar. 2015) 1,175,605 $46,541 5.5%

Expanded Presence in Dynamic Upstate Region of SC

Rank	Institution Name	Headquarter State	Number of Locations	Total Deposits in Market ($mm)	Total Market Share (%)
1	South State Corporation	SC	11	750	5.42
2	United Community Banks, Inc.	GA	22	624	4.51
3	Southern First Bancshares, Inc.	SC	4	537	3.88
4	Travelers Rest Bancshares, Inc.	SC	9	455	3.29
5	GrandSouth Bancorporation	SC	3	325	2.35
6	**BNC Bancorp***	**NC**	**7**	**276**	**2.00**
7	Greer Bancshares Incorporated	SC	4	262	1.90
8	Peoples Financial Group, Inc.	SC	6	224	1.62
9	Park Sterling Corporation	NC	11	198	1.43
10	Carolina Alliance Bank	SC	4	127	0.92
11	Cornerstone Bancorp	SC	3	125	0.90
12	Community First Bancorporation	SC	3	107	0.78
13	Commercial Bank Shares, Inc.	SC	4	103	0.74
14	Arthur Financial Corporation	SC	4	98	0.71
15	Citizens Building and Loan, SSB	SC	1	92	0.67
20	**BNC Bancorp**	**NC**	**2**	**52**	**0.38**

- With the addition of 6 Certus locations in the Upstate area, BNCN will have the 6th largest deposit market share^ in the Greenville-Anderson-Mauldin MSA (currently 20th)
- BNCN will also enter the Spartanburg, SC MSA with No. 7 deposit market share^

^ Among community banks, defined as banks with less than $20B in total assets.
* Pro forma for BNC Bancorp including Certus location acquisitions.
All other deposit and market share figures shown are pro forma for transactions announced through May 29, 2015.
Source: SNL Financial

BNC BANCORP 5

6 Expanded Presence in South Carolina • With 7 additional Certus locations, BNCN will rank 2nd amongst community banks^ (previously 10th) in overall deposit market share in South Carolina Source: SNL Financial ^ Defined as banks with less than $20B in total assets. * Pro forma for BNC Bancorp including Certus location acquisitions. All other deposit and market share figures shown are pro forma for transactions announced through May 29, 2015 Rank Institution Name Headquarter State Number of Locations Total Deposits in Market ($mm) Total Market Share (%) 1 South State Corporation SC 100 5,363 7.67 2 BNC Bancorp* NC 19 1,015 1.45 3 United Community Banks, Inc. GA 34 953 1.36 4 Carolina Financial Corporation SC 17 810 1.16 5 CNB Corporation SC 15 801 1.15 6 Southern First Bancshares, Inc. SC 9 750 1.07 7 Park Sterling Corporation NC 29 717 1.03 8 Security Federal Corporation SC 12 638 0.91 9 First Community Corporation SC 14 613 0.88 10 BNC Bancorp NC 12 717 0.83

BNC Bancorp Pro Forma Franchise 7 / Upstate Branches Loans ($000) Deposits ($000) Western Carolinas - Upstate 11 341,000 414,000 Charlotte 10 980,000 781,000 Coastal South Carolina 12 500,000 530,000 Raleigh – Durham – Chapel Hill 8 527,000 385,000 Piedmont Triad – Greensboro 16 913,000 1,573,000 Virginia – Roanoke 9 600,000 680,000

8 Combined Loans 1-4 Family 22.3% 1-4 Family 19.9% 1-4 Family 20.3% Certus Branches BNC* Combined# * BNC Bancorp loans include pro forma Valley Financial Corp. loans. # Excludes merger accounting adjustments. Data as of March 31, 2015 Source: SNL Financial and Company Information 1-4 Family Loans 13% Commercial RE 25% C&D 18% Consumer 1% C&I 43% 1-4 Family Loans 28% Commercial RE 52% C&D 11% Consumer 1% C&I 7% Other 1% 1-4 Family Loans 27% Commercial RE 51% C&D 11% Consumer 1% C&I 9% Other 1% Loan Composition Amount ($000) % Loan Composition Amount ($000) % Loan Composition Amount ($000) % 1-4 Family Lo ns 28,182 13.4% 1-4 Family Loans 1,081,995 28.3% 1-4 Family Loans 1,110,177 27.5% Commercial RE 52,957 25.2% Commercial RE 2,008,905 52.5% Commercial RE 2,061,862 51.0% C&D 37,847 18.0% C&D 409,785 10.7% C&D 447,632 11.1% Consumer 1,296 0.6% Consumer 19,676 0.5% Consumer 20,972 0.5% C&I 89,929 42.8% C&I 286,710 7.5% C&I 376,639 9.3% Other 0 0.0% Other 21,903 0.6% Other 21,903 0.5% Total 210,210 100.0% Total 3,828,974 100.0% Total 4,039,184 100.0%

9 Combined Deposits Certus Branches BNC* Combined# Interest-Bearing Demand 57.1% Non-Interest Bearing Demand 15.5% Non-Interest Bearing Demand 16.0% Interest-Bearing Demand 48.7% Non-Interest Bearing Demand 16.0% Interest-Bearing Demand 50.1% * BNC Bancorp deposits include pro forma Valley Financial Corp. deposits. # Excludes merger accounting adjustments Data as of March 31, 2015 for BNC and as of March 27, 2015 for Certus branches Source: SNL Financial and Company Information Deposit Composition Amount ($000) % Deposit Composition Amount ($000) % Deposit Composition Amount ($000) % Checking 64,262 22.6% Checking 1,040,854 24.5% Checking 1,105,116 24.4% Savings 3,411 1.2 Savings 189,637 4.5 Savings 193,048 4.3 Money Market 106,717 37.5% Money Market 1,514,067 35.7% Money Market 1,620,784 35.8% CDs/ IRAs 109,829 38.6 CDs/ IRAs 1,501,831 35.4 CDs/ IRAs 1,611,660 35.6 Total 284,219 100.0% Total Deposits 4,246,389 100.0% Total 4,530,608 100.0% Checking 22.6% Savings 1.2% Money Market 37.5% CDs/ IRAs 38.6% Checking 24.5% Savings 4.5% Money Market 35.7% CDs/ IRAs 35.4% Checking 24.4% Savings 4.3% Money Market 35.8% CDs/ IRAs 35.6%

10 Transaction Summary  Transaction is expected to drive earnings growth and overall shareholder value  Substantial market share expansion in South Carolina’s Upstate, in line with BNCN’s growth strategy in the Carolinas targeting the highest-growth markets: Greenville, Charleston, Charlotte and the Triangle and Piedmont Regions of North Carolina  Total South Carolina branch locations increases from 12 to 19  Opportunities to market BNCN’s entire suite of financial products to existing and new branch customers  With wider market presence and increased scale, BNCN remains an acquirer of choice in the Carolinas

11 Investor Contacts Richard D. Callicutt II President & Chief Executive Officer David B. Spencer Senior Executive Vice President & Chief Financial Officer BNC Bancorp 3980 Premier Drive, Suite 210 High Point, NC 27265 (366) 869-9200 www.bankofnc.com

12 Forward Looking Statements This presentation contains certain forward-looking information about BNC that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about BNC. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of BNC. Forward-looking statements speak only as of the date they are made and BNC assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by BNC with the SEC, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the risk that integration of operations with those of BNC will be materially delayed or will be more costly or difficult than expected; the inability to complete the transaction due to the failure of shareholder approval to adopt the purchase and assumption agreement; the failure to satisfy other conditions to completion of the transaction, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. Additional factors affecting BNC are discussed in BNC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Please refer to the SEC’s website at www.sec.gov where you can review those documents.